EXHIBIT 10.51



                              AMENDED AND RESTATED

                                    CLASS III

                              MANAGEMENT AGREEMENT

                                     BETWEEN

                      NOTTAWASEPPI HURON BAND OF POTAWATOMI

                                       AND

                      GAMING ENTERTAINMENT (MICHIGAN), LLC



                             DATED NOVEMBER 18, 1996


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1. RECITALS..................................................................1
   --------

  1.1........................................................................1

  1.2........................................................................1

  1.3........................................................................1

  1.4........................................................................1

  1.5........................................................................1

  1.6........................................................................1

  1.7........................................................................2

  1.8........................................................................2


2. DEFINITIONS...............................................................2
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  2.1 BIA....................................................................2

  2.2 BUDGETS................................................................2

  2.3 CAPITAL EXPENSES.......................................................2

  2.4 CAPITAL EXPENSE BUDGET.................................................2

  2.5 CAPITAL RESERVE FUND...................................................2

  2.6 CHAIRMAN...............................................................2

  2.7 CLASS III GAMING.......................................................2

  2.8 COMMENCEMENT DATE......................................................2

  2.9 COMPACT................................................................2

  2.10 CONSTITUTION..........................................................3

  2.11 EFFECTIVE DATE........................................................3

  2.12 ENTERPRISE............................................................3

  2.13 ENTERPRISE EMPLOYEE POLICIES..........................................3

  2.14 FACILITY..............................................................3

  2.15 FINANCIAL INSTITUTION.................................................3

  2.16 FURNITURE AND EQUIPMENT...............................................3

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  2.17 GAMING................................................................3

  2.18 GAMING COMMISSION.....................................................4

  2.19 GAAP..................................................................4

  2.20 GENERAL MANAGER.......................................................4

  2.21 GENERAL CONTRACTOR....................................................4

  2.22 GROSS REVENUES........................................................4

  2.23 HARD COUNT............................................................4

  2.24 IGRA..................................................................4

  2.25 LEGAL REQUIREMENTS....................................................4

  2.26 LOAN..................................................................4

  2.27 LOAN AGREEMENT........................................................4

  2.28 LOAN DOCUMENTS........................................................4

  2.29 LOAN PAYMENTS.........................................................5

  2.30 MANAGEMENT FEE........................................................5

  2.31 MINIMUM GUARANTEED MONTHLY PAYMENT....................................5

  2.32 NIGC..................................................................5

  2.33 NET REVENUES..........................................................5

  2.34 NET REVENUES (ACCRUED)................................................5

  2.35 OFF-SITE EMPLOYEES....................................................5

  2.36 OPERATING BUDGET......................................................5

  2.37 OPERATING EXPENSES....................................................5

  2.38 PLANS AND SPECIFICATIONS..............................................6

  2.39 PROMOTIONAL ALLOWANCES................................................6

  2.40 PROPERTY..............................................................6

  2.41 RECOUPMENT PAYMENT....................................................6

  2.42 RESERVE FUNDS.........................................................6

  2.43 SOFT COUNT............................................................6

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  2.44 TERM..................................................................6

  2.45 TRIBAL ASSETS.........................................................6

  2.46 TRIBAL COUNCIL........................................................6

  2.47 TRIBAL EMPLOYEES......................................................6

  2.48 TRIBAL GAMING ORDINANCE...............................................6


3. COVENANTS.................................................................6
   ---------

  3.1 ENGAGEMENT OF MANAGER..................................................7
    3.1.1 [Intentionally deleted]............................................7
    3.1.2 CONSTRUCTION COSTS.................................................7
    3.1.3 EQUIPMENT COSTS....................................................7
    3.1.4. WORKING CAPITAL...................................................7
    3.1.5. START-UP EXPENSES.................................................7
    3.1.6. FACILITY SPECIFICATIONS; COST OVERRUNS............................7
    3.1.7 MAXIMUM COST.......................................................8
    3.1.8 LOAN ADVANCES......................................................8
    3.1.9 MANAGING THE ENTERPRISE............................................8

  3.2 TERM...................................................................8

  3.3 EXCLUSIVITY OF OPERATIONS..............................................8

  3.4 PARTIES' COMPLIANCE WITH LAW; LICENSES.................................8
    3.4.1 CONFLICTING LEGAL REQUIREMENTS.....................................8
    3.4.2 LICENSES...........................................................8
    3.4.3 INDIAN CIVIL RIGHTS ACT............................................9
    3.4.4 INTERNAL REVENUE CODE..............................................9
    3.4.5 COMPLIANCE WITH THE NATIONAL ENVIRONMENTAL POLICY ACT..............9

  3.5 MANAGEMENT FEE.........................................................9

  3.6 FIRE AND SAFETY........................................................9
    3.6.1. FIRE PROTECTION...................................................9
    3.6.2 PUBLIC SAFETY SERVICES.............................................9

  3.7 UNIFORM COMMERCIAL CODE................................................9

  3.8 PURCHASE OF PROPERTY...................................................9


4. BUSINESS AND AFFAIRS IN CONNECTION WITH ENTERPRISE.......................10
   --------------------------------------------------

  4.1 MANAGER'S AUTHORITY AND RESPONSIBILITY................................10

  4.2 DUTIES OF THE MANAGER.................................................10
    4.2.1 MANAGEMENT........................................................10
    4.2.2 CONTRACTS IN ENTERPRISE'S NAME AND AT ARM'S LENGTH................10

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    4.2.3 CULTURALLY SENSITIVE MATERIAL.....................................11

  4.3. DAMAGE, BY FIRE, WAR CASUALTY, ACT OF GOD; CONDEMNATION..............11
    4.3.1...................................................................11
    4.3.2 TOTAL CONDEMNATION................................................11

  4.4 SUSPENSION OF MANAGER'S DUTIES........................................11

  4.5 TOLLING OF THE AGREEMENT..............................................11

  4.6 ALCOHOLIC BEVERAGES...................................................12

  4.7 EMPLOYEES.............................................................12
    4.7.1 MANAGER'S RESPONSIBILITY..........................................12
    4.7.2 ENTERPRISE EMPLOYEE POLICIES......................................12
    4.7.3 MANAGER'S EMPLOYEES...............................................12
    4.7.4 TRIBE'S EMPLOYEES.................................................13
    4.7.5  NO MANAGER WAGES OR SALARIES.....................................13
    4.7.6 TRIBAL INSPECTOR(S)...............................................13
    4.7.7 EMPLOYEE BACKGROUND CHECKS........................................13
    4.7.8 INDIAN PREFERENCE IN EMPLOYMENT...................................13
    4.7.9 REMOVAL OF EMPLOYEES..............................................14

  4.8 MARKETING AND ADVERTISING.............................................14

  4.9 PRE-OPENING...........................................................14

  4.10 OPERATING AND CAPITAL BUDGETS........................................14
    4.10.1..................................................................14
    4.10.2..................................................................14
    4.10.3..................................................................15

  4.11 CONTRACTING..........................................................15

  4.12 LITIGATION...........................................................15

  4.13 INTERNAL CONTROL SYSTEMS.............................................15

  4.14 BANKING AND BANK ACCOUNTS............................................16
    4.14.1 BANK ACCOUNTS....................................................16
    4.14.2 DAILY DEPOSITS TO DEPOSITORY ACCOUNT.............................16
    4.14.3 DISBURSEMENT ACCOUNT.............................................16
    4.14.4 NO CASH DISBURSEMENTS............................................16
    4.14.5 OPERATING RESERVE FUNDS..........................................16
    4.14.6 CAPITAL RESERVE FUND.............................................17
    4.14.7 INVESTMENTS......................................................17

  4.15 INSURANCE............................................................17
    4.15.1..................................................................17
    4.15.2..................................................................17
    4.15.3..................................................................17
    4.15.4..................................................................18
    4.15.5..................................................................18

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    4.15.6..................................................................18
    4.15.7..................................................................18
    4.15.8..................................................................18

  4.16 ACCOUNTING AND BOOKS OF ACCOUNT......................................18
    4.16.1 STATEMENTS.......................................................18
    4.16.2 BOOKS OF ACCOUNT.................................................19
    4.16.3 ACCOUNTING STANDARDS.............................................19


5. LIENS....................................................................19
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6. DISTRIBUTION OF FUNDS....................................................19
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  6.1 MINIMUM GUARANTEED MONTHLY PAYMENT....................................20

  6.2 ORDER OF PAYMENT......................................................20

  6.3 REPAYMENT OF LOAN.....................................................20

  6.4 [INTENTIONALLY DELETED]...............................................20

  6.5 RECOUPMENT PAYMENTS...................................................20

  6.6 MANAGEMENT FEE........................................................20

  6.7 CAPITAL RESERVE FUND..................................................21

  6.8 TRIBAL DISBURSEMENTS..................................................21

  6.9 OPERATIVE DATES.......................................................21

  6.10 ADVANCE PAYMENT......................................................21

  6.11 YEAR-END ADJUSTMENT..................................................21


7. TRADE NAMES, TRADE MARKS AND SERVICE MARKS...............................21
   ------------------------------------------

  7.1 ENTERPRISE NAME.......................................................21

  7.2 TRADE NAMES, TRADE MARKS AND SERVICE MARKS............................21

  7.3 MANAGER'S MARKS.......................................................22

  7.4 LITIGATION INVOLVING MANAGER'S MARKS..................................22


8. TAXES....................................................................22
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  8.1 STATE AND LOCAL TAXES.................................................22

  8.2 TRIBAL TAXES..........................................................22

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9. GENERAL PROVISIONS.......................................................23
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  9.1 GOVERNING LAW.........................................................23

  9.2 NOTICE................................................................23

  9.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT............................24

  9.4 RELATIONSHIP..........................................................24

  9.6 FURTHER ACTIONS.......................................................24

  9.7 DEFENSES..............................................................24

  9.8 WAIVERS...............................................................24

  9.9 CAPTIONS..............................................................24

  9.10 INTEREST.............................................................24

  9.11 TRAVEL AND OUT-OF-POCKET EXPENSES....................................25

  9.12 THIRD PARTY BENEFICIARY..............................................25

  9.13 BROKERAGE............................................................25

  9.14 SURVIVAL OF COVENANTS................................................25

  9.15 ESTOPPEL CERTIFICATE.................................................25

  9.16 PERIODS OF TIME......................................................25

  9.17 PREPARATION OF AGREEMENT.............................................25

  9.18 SUCCESSORS, ASSIGNS AND SUBCONTRACTING...............................25

  9.19 TIME IS OF THE ESSENCE...............................................26

  9.20 CONFIDENTIAL AND PROPRIETARY INFORMATION.............................26
    9.20.1 CONFIDENTIAL INFORMATION.........................................26
    9.20.2 PROPRIETARY INFORMATION OF MANAGER...............................26

  9.21 EMPLOYMENT SOLICITATION RESTRICTION UPON TERMINATION.................27

  9.22 PATRON DISPUTE RESOLUTION............................................27

  9.23 CLAIMS INVOLVING AUTHORITY, ETC......................................27

  9.24 CLAIMS BROUGHT BY GREEN ACRES CASINO MANAGEMENT COMPANY, INC.........27

  9.25 RELEASE BY MANAGER, ETC..............................................27

  9.26 RELEASE BY TRIBE, ETC................................................27

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  9.27 MODIFICATION.........................................................27


10. WARRANTIES..............................................................27
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  10.1 WARRANTIES...........................................................28

  10.2 INTERFERENCE IN TRIBAL AFFAIRS.......................................28

  10.3 PROHIBITION OF PAYMENTS TO MEMBERS OF TRIBAL GOVERNMENT..............28

  10.4 DEFINITIONS..........................................................28


11. GROUNDS FOR TERMINATION.................................................28
    -----------------------

  11.1 VOLUNTARY TERMINATION................................................28

  11.2 TERMINATION PRIOR TO EFFECTIVE DATE FOR CAUSE........................28
    11.2.1..................................................................28
    11.2.2..................................................................29
    11.2.3..................................................................29

  11.3 INVOLUNTARY TERMINATION DUE TO CHANGES IN LEGAL REQUIREMENTS.........29

  11.4 TERMINATION WITHOUT CAUSE............................................29
    11.4.1 TRIBE'S RIGHT TO TERMINATE.......................................29
    11.4.2 MANAGER'S RIGHT TO TERMINATE.....................................29

  11.5 CONSEQUENCES OF MANAGER'S BREACH.....................................30

  11.6 CONSEQUENCES OF TRIBE'S BREACH.......................................30

  11.7 NOTICE PROVISION.....................................................30


12. CONCLUSION OF THE MANAGEMENT TERM.......................................30
    ---------------------------------

  12.1 TRANSITION...........................................................30

  12.2 UNDISTRIBUTED NET REVENUES...........................................30

  12.3 RIGHTS UNDER IGRA....................................................30


13. CONSENTS AND APPROVALS..................................................30
    ----------------------

  13.1 TRIBE................................................................30

  13.2 MANAGER..............................................................31

14. DISCLOSURES.............................................................31
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  14.1 SHAREHOLDERS AND DIRECTORS...........................................31

  14.2 WARRANTIES...........................................................31

  14.3 CRIMINAL AND CREDIT INVESTIGATION....................................31

  14.4 DISCLOSURE AMENDMENTS................................................32

  14.5 BREACH OF MANAGER WARRANTIES AND AGREEMENTS..........................32


15. RECORDATION.............................................................32
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16. NO PRESENT LIEN, LEASE OR JOINT VENTURE.................................32
    ---------------------------------------

17. ARBITRATION.............................................................32
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  17.1......................................................................33

  17.2......................................................................33

  17.3......................................................................33

  17.4......................................................................33

  17.5......................................................................33

  17.6......................................................................34

  17.7......................................................................34

  17.8......................................................................34

  17.9......................................................................34


18. ENTIRE AGREEMENT........................................................34
    ----------------

19. GOVERNMENT SAVINGS CLAUSE...............................................34
    -------------------------

20. EXECUTION...............................................................35
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                              AMENDED AND RESTATED
                                    CLASS III
                              MANAGEMENT AGREEMENT


      THIS AMENDED AND RESTATED CLASS III MANAGEMENT AGREEMENT has been entered into as of the ___ day of November, 1996, by and between the NOTTAWASEPPI HURON BAND OF POTAWATOMI, a federally recognized Indian tribe (the "Tribe"), and GAMING ENTERTAINMENT (MICHIGAN),LLC, a Delaware limited liability company ("Manager").

1.    Recitals.

      1.1 The Tribe and Green Acres Casino Management Company, Inc. ("Green Acres") entered into management agreements, dated June 11, 1994, for class II and class III gaming, as amended by an addendum dated January 11, 1995, which addendum INTER ALIA added Full House Resorts, Inc. ("FHR") as part of the management. Green Acres and FHR have made all payments and otherwise performed all of their obligations required under said agreements.

      1.2 With the approval of the Tribe, Green Acres and FHR have assigned their rights under said agreements to Manager subject to the terms of the Agreement ("November 18 Agreement") between Green Acres, FHR, G-Tech Corporation, and Manager dated as of November 18, 1996, which INTER ALIA provides that Green Acres is not a member of the Manager and will be paid a royalty fee.

      1.3 Manager and the Tribe desire to amend and restate the Class III management agreement dated June 11, 1994, and to terminate the Class II management agreement and commercial development agreement dated June 11, 1994 provided that Manager shall have a right of first refusal as provided in Section 18.

      1.4 The Tribe and Manager intend that the Manager shall provide funds to permit the Tribe (i) to construct a Facility suitable for conducting Class III Gaming on lands in the State of Michigan (the "Property"), pursuant to the Tribe's recognized powers of self-government and the Constitution, statutes and ordinances of the Tribe, as well as (ii) for other purposes.

      1.5 The Tribe intends to acquire and transfer ownership of the Property to the United States of America to be held in trust for the Tribe. The Tribe desires to establish an Enterprise as hereinafter defined to conduct Class III Gaming on the Property to serve the social, economic, educational and health needs of the Tribe, to increase Tribal revenues and to enhance the Tribe's economic self-sufficiency and self-determination. This Agreement sets forth the manner in which the Enterprise will be established and managed.

      1.6 The Tribe is seeking financial assistance and expertise for the construction of the Enterprise and technical experience and expertise for the management and operation of the

Enterprise and instruction for members of the Tribe in the operation of the Enterprise. The Manager is willing and able to provide such assistance, experience, expertise and instruction.

      1.7 The Tribe wants to grant the Manager the exclusive right and obligation to develop, manage, operate and maintain the Enterprise and to train Tribal members and others in the operation and maintenance of the Enterprise during the term of this Agreement, in accordance with the provisions of this Agreement. The Manager wishes to perform these functions exclusively for the Tribe as limited in Section 3.3 below.

      1.8 This Agreement will be submitted to the NIGC for approval pursuant to IGRA.

2. DEFINITIONS. As they are used in this Agreement, the terms listed below shall have the meaning assigned to them in this Section:

      2.1 BIA ("BIA"). "BIA" is the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

      2.2 "Budgets" shall mean the Operating Budget and the Capital Expense Budget.

      2.3 CAPITAL EXPENSES. "Capital Expenses" shall mean the cost of repairs, restoration, alterations, and/or additions to the Facility or to the Furniture and Equipment which should be capitalized under GAAP.

      2.4 CAPITAL EXPENSE BUDGET. "Capital Expense Budget" shall mean the budget for Capital Expenses adopted in accordance with Section 4.10.

      2.5CAPITAL RESERVE FUND. "Capital Reserve Fund" shall mean the reserve fund established in accordance with Section 4.14.6 to pay Capital Expenses.

      2.6 CHAIRMAN. "Chairman" shall mean the Chairman from time to time of the NIGC.

      2.7 CLASS III GAMING. "Class III Gaming" shall mean Class III Gaming as defined in IGRA.

      2.8 COMMENCEMENT DATE. "Commencement Date" shall mean the first date that the Facility is substantially complete, open to the public and that Class III Gaming is conducted in the Facility pursuant to the terms of this Agreement. The Manager shall memorialize the Commencement Date in a writing signed by the Manager and delivered to the Tribe and to the Area Director, Minneapolis Area Office, BIA

      2.9 COMPACT. "Compact" shall mean (a) a Tribal-State Compact between the Tribe and the State of Michigan regarding Class III Gaming, as the same may, from time to time, be

                                       2

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amended, or (b) such alternative procedures, which will allow the Tribe to operate Class III gaming as may otherwise be approved by the Secretary of the Interior pursuant to the IGRA.

      2.10 CONSTITUTION. "Constitution" shall mean the Constitution of the Tribe dated September, 1979, to which no amendments have been made up to the date of this Agreement, and as the same may, from time to time, be amended.

      2.11 EFFECTIVE DATE. The "Effective Date" shall mean the date of written approval by the Chairman of (i) this Agreement, as executed by the Parties, (ii) the Loan Agreement, (iii) any other documents or collateral thereto identified in writing by Manager as requiring approval by the Chairman or the BIA, as the case may be and (iv) a Tribal Gaming Ordinance, whichever occurs latest. The Tribe agrees to cooperate and to use its best efforts to satisfy all of the above conditions at the earliest possible date. Manager agrees to memorialize the satisfaction of each of the Effective Date items in a writing signed by Manager and delivered to the Tribe and to the Area Director, Minneapolis Area Office, BIA.

      2.12 ENTERPRISE. The "Enterprise" is any commercial enterprise of the Tribe authorized by IGRA and operated and managed by Manager in accordance with the terms and conditions of this Agreement to engage in (a) gaming defined as Class III Gaming under IGRA; and (b) Automatic Teller Machines ("ATM"), the sale of food, beverages, gifts and souvenirs and the sale of tobacco conducted within the Facility. (The Enterprise will not engage in alcohol sales unless such sales are subsequently approved by the Tribe, which is not anticipated). The Tribe shall have the sole proprietary interest in and responsibility for the conduct of all Gaming conducted by the Enterprise, subject to the rights and responsibilities of the Manager under this Agreement.

      2.13 ENTERPRISE EMPLOYEE POLICIES. "Enterprise Employee Policies" shall have the meaning given to it in Subsection 4.7.2.

      2.14 FACILITY. "Facility" shall mean the buildings, improvements, and fixtures, now or hereafter located on the Property, within which the Enterprise will be housed. Title to the Property and the Facility shall merge and be held by the United States of America in trust for the Tribe.

      2.15 FINANCIAL INSTITUTION "Financial Institution" shall mean a financial institution or a trustee for a financial institution or such other third party source, as may be approved by the Tribe and the necessary federal authorities.

      2.16 FURNITURE AND EQUIPMENT. "Furniture and Equipment" shall mean all furniture, furnishings and equipment required in the operation of the Facility in accordance with the Plans and Specifications.

      2.17 GAMING. "Gaming" shall mean any and all activities defined as Class III Gaming under IGRA.

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      2.18 GAMING COMMISSION. "Gaming Commission" shall mean the body created pursuant to the Tribal Gaming Ordinance to regulate Gaming in accordance with the Compact, IGRA and the Tribal Gaming Ordinance.

      2.19 GAAP. "GAAP" shall mean generally accepted accounting procedures consistently applied.

      2.20 GENERAL MANAGER. "General Manager" shall mean the person employed by Manager to direct the operation of the Facility.

      2.21 GENERAL CONTRACTOR. "General Contractor" shall mean the contractor or contractors selected by the Manager to construct the Facility and any additions or improvements thereto in accordance with the Plans and Specifications.

      2.22 GROSS REVENUES. "Gross Revenues" shall mean total revenues from the conduct of the Enterprise including without limitation business interruption insurance proceeds, temporary condemnation awards, proceeds from litigation and other claims against third parties.

      2.23 HARD COUNT. "Hard Count" shall mean the count of the coin or tokens in a drop bucket (slots).

      2.24 IGRA. "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. ss. 2701 ET SEQ. as it may, from time to time, be amended.

      2.25 LEGAL REQUIREMENTS. "Legal Requirements" shall mean singularly and collectively all applicable laws and regulations including without limitation the Tribal Gaming Ordinance, IGRA, the Compact, and applicable Tribal, federal and state statutes and ordinances.

      2.26 LOAN. "Loan" shall mean the loan or loans made or arranged by the Manager to the Tribe to finance the cost of the Facility and the Furniture and Equipment, to provide Working Capital and to fund Start-up Expenses, as provided in Section 3, and to fund such other costs as are specified in this Agreement to be part of the Loan.

      2.27 LOAN AGREEMENT. "Loan Agreement" shall mean the loan agreement(s), as the same may be amended, and any substitutions therefor, with respect to the Loan, to be executed by the Tribe and the Manager and/or a Financial Institution.

      2.28 LOAN DOCUMENTS. "Loan Documents" shall mean the Loan Agreement, promissory note(s) evidencing the Loan, the security agreement securing the Loan and such other documents as may be executed from time to time with respect to the Loan and any amendments thereto and substitutions therefor.

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      2.29 LOAN PAYMENTS. "Loan Payments" shall mean the principal, interest and other payments due under the Loan Documents.

      2.30 MANAGEMENT FEE. "Management Fee" shall mean the management fee as provided in Section 6.6.

      2.31 MINIMUM GUARANTEED MONTHLY PAYMENT. "Minimum Guaranteed Monthly Payment" shall mean that payment due the Tribe as described in Section 6.1.

      2.32 NIGC. "NIGC" shall mean the National Indian Gaming Commission established pursuant to 25 U.S.C. ss. 2704, or any amendment to that Section.

      2.33 NET REVENUES. "Net Revenues" shall mean the total Gross Revenues from the Enterprise less (i) amounts paid out as, or paid for, prizes and (ii) total Operating Expenses, except the Management Fee shall not be deducted to determine Net Revenues.

      2.34 NET REVENUES (ACCRUED). "Net Revenues (Accrued)" shall mean Net Revenues computed on an accrual basis in accordance with GAAP.

      2.35 OFF-SITE EMPLOYEES. "Off-Site Employees" shall mean employees of Manager or its affiliates not located at the Facility who provide services to the Facility provided that the Tribe shall approve each Off-Site Employee.

      2.36 OPERATING BUDGET. "Operating Budget" shall mean the budget for Operating Expenses adopted in accordance with Section 4.10.

      2.37 OPERATING EXPENSES. "Operating Expenses" shall mean expenses of the operation of the Enterprise, subject to the budget agreed upon by the Tribe, including but not limited to the following: (1) the payment of salaries, wages, and benefit programs for Manager's employees (other than the General Manager) working at the Facility, Off-Site Employees, the Tribal Inspector(s), and Tribal Employees working at the Facility; (2) materials and supplies for the Enterprise; (3) utilities; (4) repairs and maintenance of the Facility and the Furniture and Equipment (provided that Operating Expenses shall exclude Capital Expenses) to the extent not paid for with insurance proceeds or a condemnation award; (5) accounting fees; (6) interest on installment contract purchases; (7) insurance and bonding; (8) advertising and marketing, including busing and transportation of patrons to the Facility; (9) the cost of Promotional Allowances; (10) legal and professional fees; (11) fees, costs, dues and contributions associated with Tribal and Enterprise membership and participation in trade associations, political action associations and related associations;
(12) fire, safety and security costs; (13) reasonable travel expenses for officers and employees of the Enterprise, Manager or its affiliates and for the Chairperson of the Tribe, members of the Tribal Council and key employees of the Tribe when such travel is reasonably related to the business of the Enterprise;
(14) trash removal; (15) costs of goods and services sold; (16) except as otherwise expressly provided in this Agreement other expenses designated as Operating Expenses in accordance with GAAP; (17) expenses

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specifically designated as Operating Expenses in this Agreement; (18) recruiting and training expenses; and (19) fees due to the NIGC under IGRA or the State of Michigan pursuant to the Compact.

      2.38 PLANS AND SPECIFICATIONS. "Plans and Specifications" shall mean the plans and specifications specified in Section 3.1.6.

      2.39 PROMOTIONAL ALLOWANCES. "Promotional Allowances" shall mean the retail value of complimentary food and beverage and merchandise, and tokens for gaming, provided to patrons as promotional items.

      2.40 PROPERTY. "Property" shall mean the parcel of land to be acquired by the Tribe, on which the Facility will be located, as contemplated by Section 3.8.

      2.41 RECOUPMENT PAYMENT. "Recoupment Payment" shall mean the repayment from the Tribe's share of Net Revenues of either (a) any advance made by the Manager to the Tribe of a Minimum Guaranteed Payment as contemplated by Section
6.1 and (b) any portion of the Management Fee which is not paid to the Manager as provided in Section 6.6.

      2.42 RESERVE FUNDS. "Reserve Funds" shall mean the Cash Contingency Reserve Fund, the Petty Reserve Fund, the Capital Reserve Fund and such additional reserve funds as the parties, by mutual consent, may agree to create.

      2.43 SOFT COUNT. "Soft Count" shall mean the count of the contents in a drop box (table).

      2.44 TERM. "Term" shall mean the term of this Agreement as specified in
Section 3.2.

      2.45 TRIBAL ASSETS. "Tribal Assets" shall mean solely those income, revenues and proceeds specified in clauses (a) and (b) in Section 17.8.

      2.46 TRIBAL COUNCIL. "Tribal Council" shall mean the Tribal Council created pursuant to the Tribe's Constitution or, at the option of the Tribe, a designee committee or person created pursuant to resolution or ordinance of the Tribal Council.

      2.47 TRIBAL EMPLOYEES. "Tribal Employees" shall mean those employees working at the Facility who are not employees of Manager.

      2.48 TRIBAL GAMING ORDINANCE. The "Tribal Gaming Ordinance" is the ordinance and any amendments thereto to be enacted by the Tribe, which authorizes and regulates Class III Gaming on the Reservation.

3. COVENANTS. In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:

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      3.1 ENGAGEMENT OF MANAGER. The Tribe hereby retains and engages Manager as an independent contractor for the Term, and Manager accepts such engagement under which the Manager shall do the following:

            3.1.1 [Intentionally deleted]

            3.1.2 CONSTRUCTION COSTS. The Manager shall have the responsibility to supervise, through an architect selected by the Manager with the approval of the Tribe (the "Architect"), the design and completion of all construction, development, improvements and related activities undertaken pursuant to the terms and conditions of the contract(s) with the General Contractor and will require the General Contractor and its subcontractors to furnish appropriate payment and performance bonds for work at the Facility. The cost of the Architect's and engineer's services and the total cost of construction of the Gaming Facility, including the building, initial supplies, landscaping and parking area, shall not exceed an amount to be agreed upon by the Tribe and the Manager on or before the execution of the Compact. The Manager agrees to provide or cause to be provided all funds necessary for design and construction costs. The Manager shall, upon submission of invoices and certification by the General Contractor and by the Architect to the Manager and the Tribe, reimburse the General Contractor and Architect for their services.

            3.1.3 EQUIPMENT COSTS. The Manager shall purchase on behalf of the Enterprise the necessary Furniture and Equipment, with the approval of the Tribe, which Furniture and Equipment shall be owned by the Tribe. The Manager agrees to loan to the Tribe an amount to be agreed upon by the Tribe and the Manager on or before the execution of the Compact for the purchase of such Furniture and Equipment, provided that the Manager may, upon securing lease financing, lease all or a portion of such Furniture and Equipment, subject to the Tribe approving the terms of the lease.

            3.1.4 WORKING CAPITAL. From time to time, the Manager agrees to provide to the Enterprise an amount to be agreed upon by the Tribe and the Manager on or before the execution of the Compact for use as working capital in the operation of the Enterprise.

            3.1.5 START-UP EXPENSES. From time to time prior to the Commencement Date, the Manager agrees to provide to the Tribe for use in the Enterprise an amount to be agreed upon by the Tribe and the Manager on or before the execution of the Compact for necessary Start-Up Expenses.

            3.1.6 FACILITY SPECIFICATIONS; COST OVERRUNS. The Manager and the Tribe, through the Tribal Council, shall agree to plans and specifications for the Gaming Facility, defining all activities, material and services necessary for the Facility and the Enterprise. If there are costs overruns for any activity, material or service previously agreed to, the Manager may loan to the Tribe an additional amount equivalent to such overruns, up to an agreed upon ceiling for the Tribe's repayment obligation to be determined on or before the execution of the Compact.

            3.1.7 MAXIMUM COST. Notwithstanding any provision in this Agreement to the contrary the agreed ceiling for the repayment of development and construction costs shall be an amount agreed upon by the Tribe and the Manager on or before the execution of the Compact.

            3.1.8 LOAN ADVANCES. The Manager shall provide or cause to be provided all funds required in Sections 3.1.2, 3.1.3, 3.1.4, 3.1.5 and 3.1.6 as loan advances on behalf of the Tribe in accordance with the Loan Agreement. Advances under said Sections shall be made only upon adequate documentation that an obligation has been incurred and such obligation is currently due and owing and after review by the Manager and by the Tribe. Any amounts provided by the Manager for the purposes of this Section 3.1 and Section 3.8 shall be deemed advanced pursuant to, payable under, and shall accrue interest as set forth in the Loan Agreement and the promissory note or notes evidencing the Loan. The interest rate on the Loan shall be agreed upon by the Tribe and the Manager, but shall be the Manager's cost of funds from a Financial Institution which shall be based on prevailing interest rates. Any funds advanced under this Section 3.1 shall only be payable as provided in Section 6.3 and from Tribal Assets and shall not otherwise be an obligation of the Tribe. The Loan shall be secured by a first lien on the Tribal Assets.

            3.1.9 MANAGING THE ENTERPRISE. The Tribe retains the Manager to manage the Enterprise and train Tribal members and others in the management of the Enterprise in accordance with the terms of this Agreement. The Manager hereby accepts such retention and engagement. Nothing contained herein grants or is intended to grant Manager a titled interest to the Facility or to the Enterprise.

      3.2 TERM. The term of this Agreement shall begin on the Effective Date and continue for a period of five (5) years after the Commencement Date except as provided in Section 4.5.

      3.3 EXCLUSIVITY OF OPERATIONS. During the Term neither the Manager nor the Tribe will establish nor operate any other Gaming facility within fifty (50) miles of the Facility without the express written consent of the other party.

      3.4 PARTIES' COMPLIANCE WITH LAW; LICENSES. Except as provided in Sections
3.4.1 and 4.4, the Manager and Tribe will at all times comply with all Legal Requirements.

            3.4.1 CONFLICTING LEGAL REQUIREMENTS. The Manager shall not be obligated to comply with any Tribal Ordinance or other Tribal law if to do so would cause the Manager to violate any applicable non-Tribal law.

            3.4.2 LICENSES. The Manager, Manager's executive officers and all other persons required by applicable law shall seek a license to operate the Enterprise pursuant to the Tribal Gaming Ordinance. The Tribe shall act upon all such license applications promptly and may not arbitrarily or capriciously deny any license sought under this Section.

            3.4.3 INDIAN CIVIL RIGHTS ACT. The Tribe shall take no action that violates the Indian Civil Rights Act (25 U.S.C. ss.ss.1301-1303) or the Tribe's Constitution.

            3.4.4 INTERNAL REVENUE CODE. The Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Compact.

            3.4.5 COMPLIANCE WITH THE NATIONAL ENVIRONMENTAL POLICY ACT. The Tribe shall supply the NIGC with all information requested by the NIGC to comply with any regulations of the NIGC issued pursuant to the National Environmental Policy Act (NEPA).

      3.5 MANAGEMENT FEE. The Tribe agrees to pay the Manager the Management Fee as provided in Section 6.6.

      3.6 FIRE AND SAFETY. The Facility shall be constructed and maintained in compliance with the standard uniform BOCA code concerning fire and safety, provided that nothing in this Agreement shall grant any jurisdiction to any state government or any political subdivision thereof over the Property or the Facility.

            3.6.1 FIRE PROTECTION. The Manager shall have the responsibility to provide the facility with adequate fire protection equipment, including sprinklers. The Tribe and Manager shall seek cooperative agreements under which the BIA, and/or local municipalities with volunteer fire departments, shall agree to provide fire fighting services in the event of a fire at the facility. The costs of fire protection under this Section shall be Operating Expenses.

            3.6.2 PUBLIC SAFETY SERVICES. The Manager shall provide appropriate security and public safety services for the operation of the Enterprise. All aspects of the Facility security shall be the responsibility of the Manager. Any security officer shall be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services, including police protection and emergency medical services, shall be an Operating Expense.

      3.7 UNIFORM COMMERCIAL CODE. The parties agree that Articles I, II, III, IV, V, VI, VII, and IX of the model Uniform Commercial Code shall govern this Agreement and all activities and contracts involving the Enterprise. All filings for perfection pursuant to Article IX shall be done with the Secretary of State for the State of Michigan unless the Tribe shall establish an Office to receive such filings. Nothing in this Section shall constitute a waiver of tribal sovereign immunity, or constitute consent of the Tribe to the regulatory, adjudicatory or other jurisdiction of the State of Michigan.

      3.8 PURCHASE OF PROPERTY. Once the Tribe has selected a suitable location in proximity to the Tribe's existing reservation to construct the Facility, the Tribe shall obtain an option or sales agreement to acquire the Property on terms mutually acceptable to Manager and Tribe provided that, except as provided below, the Manager shall not be liable for the cost of acquiring the Property and shall not have any right to approve the price. After such agreement(s) has been obtained, the Tribe shall diligently proceed to have title to the Property transferred to the United States in trust for the Tribe as part of the Tribe's initial reservation. The Manager shall be kept fully informed by the Tribe as to the status of such agreement(s) and the fee to trust process and, at the Tribe's request, shall assist in the process. In the event that the Tribe does not purchase land for the operation of Class III gaming which the Manager finds acceptable for the Facility, Manager may at its option contract to purchase additional land for that purpose at Manager's expense. The location and purchase price of such land must be approved by the Tribe. If such approval by the Tribe is given, the additional land shall be transferred to United States in trust for the Tribe contemporaneously with the establishment of the Tribe's initial reservation. The Tribe will repay the Manager the purchase price of such additional land solely as part of the Loan in accordance with Section 3.1.8, and shall not otherwise have any obligation to repay the Manager for the purchase price of such additional land.

4.    BUSINESS AND AFFAIRS IN CONNECTION WITH ENTERPRISE.

      4.1 MANAGER'S AUTHORITY AND RESPONSIBILITY. All business and affairs in connection with the day-to-day operation, management, maintenance and improvement of the Enterprise and the Facility, including the establishment of operating days and hours, consistent with the Tribal Gaming Ordinance, shall be the responsibility of the Manager. The Manager is hereby granted the necessary power and authority to act, through the General Manager, in order to fulfill its responsibilities under this Agreement. The General Manager shall be a person selected by the Manager, subject to the approval of the Tribe, which approval shall not be unreasonably withheld.

      4.2 DUTIES OF THE MANAGER. In managing, operating, maintaining, improving and repairing the Enterprise, and the Facility, the cost of which shall be either an Operating Expense or Capital Expense, the Manager's duties shall include, without limitation, the following:

            4.2.1 MANAGEMENT. The Manager shall use reasonable measures for the orderly administration, management, and operation of the Enterprise and the Facility, including without limitation cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair and improvement work as is reasonably necessary.

            4.2.2 CONTRACTS IN ENTERPRISE'S NAME AND AT ARM'S LENGTH. Contracts for the operations of the Enterprise shall be entered into in the name of the Enterprise and be signed by the General Manager. Except in the event of an emergency, any contract requiring an expenditure in any year in excess of Twenty-Five Thousand Dollars ($25,000) shall be approved by the Tribe. No contracts for the supply of goods or services to the Enterprise shall be entered into with parties affiliated with the Manager or its officers or directors unless the affiliation is disclosed to the Tribe, and the contract terms are determined by the Tribe to be no less favorable for the Enterprise than could be obtained from a non-affiliated contractor. Notwithstanding anything to the contrary contained herein, contracts for the supply of any goods or services paid for entirely by the Manager may be provided by parties affiliated with the Manager or its officers or directors, provided that payments on such contracts shall not constitute Operating Expenses and shall be the sole responsibility of the Manager.

            4.2.3 CULTURALLY SENSITIVE MATERIAL. The Manager agrees that the choices involving the Enterprise and Facility including but not limited to the employees' uniforms, interior design, promotions and marketing shall be culturally appropriate and shall in no way denigrate Indian history or culture by the use of stereotyped images, symbols and language. If, at any time, the Manager is notified by the Tribe that any such activity is not culturally appropriate, the Manager shall have thirty (30) days to cease such activity.

      4.3 DAMAGE, BY FIRE, WAR CASUALTY, ACT OF GOD; CONDEMNATION.

            4.3.1 If, during the Term, the Facility is damaged or destroyed by fire, war, Act of God or other casualty or if the Enterprise, Property or Facility is partially condemned, the Manager may within sixty (60) days after the casualty, choose to reconstruct the Facility to a condition at least comparable to that before the casualty or partial condemnation occurred. If the Manager elects to reconstruct the Facility, the insurance or condemnation proceeds shall be applied to that reconstruction, which shall be completed as soon as possible. If the insurance or condemnation proceeds are insufficient to reconstruct the Facility to such condition where Gaming can once again be conducted at the Facility, the Manager may supply such additional funds as are necessary to reconstruct the Facility to such condition and such funds shall, with the prior consent of the Tribe, constitute a loan to the Tribe, secured by the revenues from the Enterprise and the Tribal Assets and repayable under the terms of the Loan Agreement unless other terms are agreed upon by the Tribe and the Manager. If the Manager elects not to reconstruct the Facility, all insurance or condemnation proceeds shall be applied (i) to retire any amounts due under the Loan Agreement, and (ii) to pay the parties in accordance with
Section 6 of this Agreement. The parties shall retain all money previously paid under Section 6 of this Agreement.

            4.3.2 TOTAL CONDEMNATION. In the event that the Enterprise or the Property is condemned in total by a governmental agency with the lawful authority to carry out such an action, the proceeds from any such condemnation award shall be applied (i) to retire any amounts due under the Loan Agreement, and (ii) to pay the parties in accordance with Section 6 of this Agreement. The parties shall retain all money previously paid under Section 6 of this Agreement.

      4.4 SUSPENSION OF MANAGER'S DUTIES. If during the Term, Gaming on the Property is prohibited by or rendered economically unfeasible as a result of the Tribe's default under this Agreement or the adoption of a Tribal Ordinance or other Tribal law, the Manager may suspend its duties under this Agreement.

      4.5 TOLLING OF THE AGREEMENT. If, after a period of cessation of Gaming on the Property because of damage, destruction or condemnation of the Facility or Property or because Gaming on the Property is prohibited or rendered economically unfeasible as a result of the

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

Tribe's default under this Agreement or the adoption of a Tribal Ordinance or other Tribal law, the recommencement of Gaming shall be legally and commercially feasible in the sole judgment of the Manager, and if the Manager has not terminated this Agreement, the period of such cessation shall not be deemed to have been part of the Term and the date of expiration of the Term shall be extended by the number of days of such cessation period.

      4.6 ALCOHOLIC BEVERAGES. The parties agree that alcoholic beverages will not be served at the Facility unless the Tribe expressly consents to such service, and enabling tribal legislation is adopted, which is not anticipated.

      4.7 EMPLOYEES.

            4.7.1 MANAGER'S RESPONSIBILITY. Manager shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, control and discharge of all employees performing regular services for the Enterprise in connection with the maintenance, operation, and management of the Enterprise and the Facility and any activity upon the Property; and the sole responsibility for determining whether a prospective employee is qualified and the appropriate level of compensation to be paid. Manager will make all reasonable efforts to hire members of the Tribe into management positions for the Enterprise. Such efforts will include without limitation hiring qualified members of the Tribe in the management positions described in Section 4.7.3 below and other management positions, at the rate of the greater of one position or ten percent (10%) of such positions per year, beginning in the second year of operation under this Agreement. By way of example and not limitation, if there are ten (10) management positions, Manager will hire qualified members of the Tribe so that at the end of the second year of operation under this Agreement, at least one of the management positions will be held by a member of the Tribe, at the end of the third year, two management positions will be held by members of the Tribe, at the end of the fourth year, at least three management positions will be held by members of the Tribe, etc.

            4.7.2 ENTERPRISE EMPLOYEE POLICIES. The Manager shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures the Manager shall submit to the Tribal Council for its approval. The Enterprise Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the employees of the Tribe engaged in the Enterprise. The grievance procedure shall be administered by a Grievance Committee comprised of the General Manager, a person appointed by the Tribal Council and a third member agreed on by the Manager and the Tribal Council. Any revisions to the Enterprise Employee Policies shall not be effective unless they are approved in the same manner as the original Enterprise Employee Policies. All such actions shall comply with applicable Tribal law.

            4.7.3 MANAGER'S EMPLOYEES. It is anticipated that Manager will initially employ persons holding the following job titles at the Facility:
General Manager, Chief Financial Officer, Director of Gaming Operations, Director of Marketing and Director of Human Resources.

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

Nothing contained herein is intended to limit Manager's right to expand, consolidate, or eliminate any of these positions.

            4.7.4 TRIBE'S EMPLOYEES. All other employees of the Enterprise other than Off-Site Employees will be employees of the Tribe.

            4.7.5 NO MANAGER WAGES OR SALARIES. Except with respect to Manager's employees described in Subsection 4.7.3 (except for the General Manager) and Off-Site Employees and except for the Management Fee, neither the Manager nor any of its officers, directors or shareholders shall be compensated by wages from or contract payments other than the Management Fee by the Enterprise for their efforts or for any work which they perform under this Agreement. Nothing in this subsection shall restrict the ability of an employee of the Enterprise to purchase or hold stock in the Manager, its parents, subsidiaries or affiliates where (i) such stock is publicly held, and (ii) such employee acquires, on a cumulative basis, less than five percent (5%) of the outstanding stock in the corporation.

            4.7.6 TRIBAL INSPECTOR(S). The Tribe shall select the Tribal Inspector(s) who shall be employed by the Tribe and shall have the full access to inspect all aspects of the Enterprise, including the daily operations of the Enterprise, and to verify daily Gross Revenues and all income of the Enterprise, at any time without notice. The General Manager or his or her designee may accompany any Tribal Inspector upon any inspection. The Enterprise shall reimburse the Tribe as an Operating Expense for the reasonable salary and benefits, if any, of the Tribal Inspector(s). The Tribal Inspector(s) shall report directly to the Tribal Council.

            4.7.7 EMPLOYEE BACKGROUND CHECKS. A background investigation shall be conducted in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. No individual whose prior activities, criminal record, if any, or reputation, habits and associations are known to pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of the Manager or any of its affiliates, or to create or enhance the dangers of unsuitable, unfair or illegal practices and methods and activities in the conduct of Gaming, shall be employed by the Manager or the Tribe. The background investigation procedures employed shall be formulated in consultation between the Tribe and the Manager and shall satisfy all regulatory requirements independently applicable to the Manager. Any cost associated with obtaining such background investigations shall constitute an Operating Expense, provided, however, the costs of background investigations relating to shareholders, officers, directors or employees of the Manager shall not constitute an Operating Expense, but shall be paid by the Manager.

            4.7.8 INDIAN PREFERENCE IN EMPLOYMENT. In order to maximize benefits of the Enterprise to the Tribe, the Manager shall, during the term of this Agreement, to the extent permitted by applicable law, give preference in recruiting, training and employment to qualified members of the Tribe and their spouses and children in all job categories of the Enterprise, including management positions. The Manager shall provide training programs for Tribal members and their spouses and children. Such training programs shall be available to assist

Tribal members in obtaining necessary skills and qualifications relating to all job categories. Final determination of the qualifications of Tribal members and all other persons for employment shall be made by Manager.

            4.7.9 REMOVAL OF EMPLOYEES. The General Manager will act in accordance with the Enterprise Employee Policies with respect to the discharge, demotion or discipline of any Enterprise employee. The Tribe shall have the right to remove the Tribal Inspector(s), subject to any contractual rights of such persons. Before any such removal, the Manager or the Tribe, as the case may be, shall notify the Tribe and the Manager.

      4.8 MARKETING AND ADVERTISING. Manager shall have responsibility to advertise and promote the Enterprise and may do so in coordination with the sales and marketing programs of Manager for other gaming establishments managed by Manager or its affiliates, the budget for which shall be included in the annual budget approved by the Tribe as described in Section 4.10. Manager may participate in sales and promotional campaigns and activities involving complimentary rooms, food, beverage, shows, chips and tokens.

      4.9 PRE-OPENING. Six (6) months prior to the scheduled Opening Date, Manager shall commence implementation of a pre-opening program which shall include all activities necessary to financially and operationally prepare the Facility for opening. To implement the pre-opening program, Manager shall prepare a comprehensive pre-opening budget which shall be submitted to the Tribe for its approval sixty (60) days after the Effective Date ("Pre-Opening Budget"). All costs and expenses of the pre-opening program shall be paid from a special bank account(s) opened by Manager in the name of the Enterprise upon which only Enterprise's designees shall be authorized to draw ("Pre-Opening Bank Account(s)"). After all pre-opening expenses have been paid, the balance in the Pre-Opening Bank Account(s) shall be transferred to the Depository Account and the Pre-Opening Bank Account(s) closed.

      4.10 OPERATING AND CAPITAL BUDGETS

            4.10.1 Manager shall, at least sixty (60) days prior to the scheduled Commencement Date, submit to the Tribe, for its approval, a proposed Operating Budget and Capital Expense Budget for the remainder of the current fiscal year. Thereafter, Manager shall, not less than sixty (60) days prior to the commencement of each full or partial fiscal year, submit to the Tribe, for its approval, proposed Budgets for the ensuing full or partial fiscal year, as the case may be. Manager shall meet with the Tribe to discuss the proposed Budgets and the Tribe's approval of the Budgets shall not be unreasonably withheld.

            4.10.2 If the Budgets contain a disputed budget item (or items), the Tribe and Manager agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). In the event the Tribe and Manager are not able to reach mutual agreement concerning any disputed or objectionable item(s) within a period of fifteen (15) days after the date the Tribe provides written notice of its objection to Manager, either party shall be entitled to submit the dispute to arbitration in accordance with Section 17. If the Tribe and Manager are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the corresponding line item(s) contained in the Budgets for the preceding fiscal year shall be substituted in lieu of the disputed item(s) in the proposed Budgets.

            4.10.3 Manager may submit to the Tribe revisions in the Budgets from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of expense. Manager may with approval of the Tribe reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Budgets as Manager deems necessary. The Manager shall not make any expenditures from funds or assets of the Enterprise except as set forth in the Budgets.

      4.11 CONTRACTING. In entering contracts for the supply of goods and services for the Enterprise, the Manager shall give preference to qualified members of the Tribe, their spouses and children, and qualified business entities certified by the Tribe to be controlled by members of the Tribe so long as the prices and/or rates are competitive. "Qualified" shall mean a member of the Tribe, a Member's spouse or children, or a business entity certified by the Tribe to be controlled by members of the Tribe, who or which is able to provide goods and/or services at competitive prices and/or rates, has demonstrated skills and abilities to perform the tasks to be undertaken in an acceptable manner, in the Manager's opinion, and can meet the reasonable bonding requirements of the Manager. The Manager shall provide written notice to the Tribe in advance of all such contracting, subcontracting, and construction opportunities.

      4.12 LITIGATION. If the Tribe, the Manager, or any employee of the Manager at the Facility or of the Enterprise is sued by any person who is not a party to this Agreement or is alleged by any such person to have engaged in unlawful or discriminatory acts in connection with the operation of the Enterprise, the Tribe or the Manager, as appropriate, shall defend such action. Any cost of such litigation shall constitute an Operating Expense, or, if incurred prior to the Commencement Date, shall be a Start-up Expense. Nothing in this Section shall be construed to waive or limit the Tribe's sovereign immunity.

      4.13 INTERNAL CONTROL SYSTEMS. The Manager shall install systems for monitoring of all funds (the "Internal Control Systems"), which systems shall be submitted to the Tribe for approval in advance of implementation, which approval shall not be unreasonably withheld. The Tribe shall retain the right to review all Internal Control Systems and any changes instituted to the Internal Control Systems of the Enterprise. The Tribe shall have the right to retain an auditor to review the adequacy of the Internal Control Systems at any time, and the cost of such review shall be an operating expense. Any significant changes in such systems after commencement of operation of the Facility also shall be subject to review and approval by the Tribe. The Tribe and the Manager shall have the right and duty to maintain and police its Internal Control Systems in order to prevent any loss of proceeds from the Enterprise. The Tribe shall have the right to inspect and oversee the systems and to have the Tribal Inspector present to oversee the Hard Count and Soft Count room procedures at all times. The Manager shall install and maintain a closed circuit television system to be used for monitoring the cash handling activities of the

Enterprise and an on-line computer system to monitor the performance of the Gaming equipment and operations. The Tribal Inspector shall have full access to the closed circuit television system for use in monitoring the cash handling activities of the Enterprise.

      4.14 BANKING AND BANK ACCOUNTS.

            4.14.1 BANK ACCOUNTS. The Tribe and Manager shall agree upon a bank or banks for the deposit and maintenance of funds and shall establish such bank accounts insured by the FDIC as they deem appropriate and necessary in the course of business and as consistent with this Agreement.

            4.14.2 DAILY DEPOSITS TO DEPOSITORY ACCOUNT. The Manager with the Tribe's approval shall establish for the benefit of the Enterprise in the Enterprise's name a Depository Account. The Manager shall collect all Gross Revenues and other proceeds connected with or arising from the operation of the Enterprise, the sale of all products, food and beverage, and all other activities of the Enterprise and deposit the related cash daily into the Depository Account at least once during each 24-hour period except where deposit cannot be made during a 24 hour period because (1) it is a Bank holiday or (2) an Act of God prevents the deposit of proceeds in the place designated for deposit in which case the deposit shall be made on the next business day. All money received by the Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each 24-hour period. The parties agree to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, which expense shall constitute an Operating Expense.

            4.14.3 DISBURSEMENT ACCOUNT. The Manager with the Tribe's approval shall establish for the benefit of the Enterprise in the Enterprise's name one or more disbursement accounts (collectively, the "Disbursement Accounts"). Separate Disbursement Accounts shall be maintained for the various Reserve Funds. The Manager shall, consistent with and pursuant to the Budgets, have responsibility and authority for transferring funds from the Depository Account to the Disbursement Accounts and for making all payments for Operating Expenses, Capital Expenses, debt service, the Management Fee and disbursements to the Tribe from the Disbursement Accounts.

            4.14.4 NO CASH DISBURSEMENTS. The Manager shall not make any cash disbursements from the bank accounts except for the payment of cash prizes and expenditures from the Cash Contingency Reserve Fund and Petty Cash Fund described in Subsection 4.14.5. The Manager shall not make any cash disbursements to itself from any Enterprise fund or account for any reason. Any other payments or disbursements by the Manager shall be made by check drawn against a Disbursement Account.

            4.14.5 OPERATING RESERVE FUNDS. Manager shall establish and maintain for the benefit of and in the name of the Enterprise a Cash Contingency Reserve Fund and a Petty Cash Fund, the amounts in which shall be established in conjunction with the establishment of the Operating Budget, as an Operating Expense, or more often as approved by the parties. The Cash

Contingency Reserve Fund shall be used to make transfers as necessary to the Disbursement Account and any cash prize reserve fund. The Petty Cash Fund shall be used for miscellaneous small expenditures of the Enterprise, and shall be maintained at the Facility.

            4.14.6 CAPITAL RESERVE FUND. The Manager shall establish and maintain for the benefit of and in the name of the Enterprise a Capital Reserve Fund to pay Capital Expenses in accordance with the Capital Expense Budget. To the extent that Net Revenues are available after payment of the Management Fee, the Manager shall deposit monthly in the Capital Reserve Fund an amount equal to two percent (2%) of the Net Revenues, provided that without the consent of the Tribe the Capital Reserve Fund shall not exceed One Million Dollars ($1,000,000). Any interest earned on the Capital Reserve Fund shall be added to the Capital Reserve Fund, subject to the One Million Dollar ($1,000,000) cap, and otherwise distributed to the Tribe on a monthly basis.

            4.14.7 INVESTMENTS. The Manager may invest any of the funds in the Reserve Funds in bank accounts, treasury bills or other instruments guaranteed or insured by the United States with a term not to exceed three months unless the Manager and Tribe agree otherwise. All bank accounts shall be insured by the FDIC.

      4.15 INSURANCE. The Manager, on behalf of the Tribe, shall maintain, or cause its agents to maintain, with responsible insurance carriers licensed to do business in the State of Michigan, insurance satisfactory to the Tribe covering the Facility and the operations of the Enterprise, the Tribe, naming the Enterprise, the Manager, its parent and other affiliates as insured parties, as follows.

            4.15.1 During the course of any new construction or substantial remodeling, builder's risk insurance on an "all risk" basis (including collapse) on a non-reporting form for full replacement value covering the interest of the Tribe in all work incorporated in the Facility, all materials and equipment on or about the Facility and any new construction or substantial remodeling of the Facility. All materials and equipment in any off-site storage location intended for permanent use in the Facility, or incident to the construction thereof, shall be insured on an "all risk" basis as soon as the same have been acquired for the Enterprise.

            4.15.2 Commercial general liability insurance in an amount not less than Two Million ($2,000,000) Dollars per person and Five Million ($5,000,000) Dollars per occurrence for all activities on, about or in connection with the Facility. The commercial general liability insurance shall include premises liability, contractor's protective liability on the operations of all subcontractors, completed operations and blanket contractual liability. The automobile liability insurance shall cover owned, non-owned and hired vehicles.

            4.15.3 Upon completion of the construction of the Facility, "all risk" insurance on the Facility against loss by fire, lightning, earthquake, extended coverage perils, collapse, water damage, vandalism, malicious mischief and all other risks and contingencies, in an amount equal to the actual replacement costs thereof, without deduction for physical depreciation, with coverage for demolition and increased costs of construction, and providing coverage in an "agreed amount" or without provision for co-insurance.

            4.15.4 Worker's Compensation and Employer's Liability Insurance subject to the statutory limits of the State of Michigan in respect of any work or other operations on, about or in connection with the Facility, provided that nothing in the Agreement shall grant any jurisdiction over the Enterprise or its employees to the State of Michigan or any political subdivision thereof.

            4.15.5 Business interruption insurance in an amount to cover the projected Operating Expenses, Loan Payments and Minimum Guaranteed Payment for not less than twelve (12) months or such greater amounts as the Manager and Tribe may agree to.

            4.15.6 Such other insurance with respect to the Facility and in such amounts as the parties from time to time may reasonably agree upon against such other insurable hazards which at the time are commonly insured against in respect of property similar to the Facility.

            4.15.7 The insurance policies required under Subsections 4.15.1, 4.15.3, 4.15.5 and 4.15.6 above shall have a standard noncontributory endorsement naming Manager as an additional loss payee. The insurance required under Subsection 4.15.2 above shall name the Manager as an additional insured. All insurance required hereunder shall contain a provision requiring at least sixty (60) days' prior written notice to the Manager and the Tribe before any cancellation, material changes or reduction shall be effective. Any deductibles must be approved by Manager and the Tribe.

            4.15.8 Each policy as to which the Tribe is named as an insured shall provide that the insurer shall not plead or assert the defense of sovereign immunity within the policy limits. The Tribe shall not be liable beyond those limits.

      4.16 ACCOUNTING AND BOOKS OF ACCOUNT.

            4.16.1 STATEMENTS. The Manager shall prepare and provide to the Tribe on a monthly, quarterly, and annual basis, operating statements which after the full year of operation will include comparative statements of all revenues, and all other amounts collected and received, and all deductions and disbursements made therefrom in connection with the Enterprise. An independent certified public accounting firm experienced with auditing casino gaming proposed by Manager and approved by the Tribe shall perform an annual audit of the books and records of the Enterprise and of all contracts for supplies, services or concessions reflecting Operating Expenses and Capital Expenses. The Tribe shall also have the right to perform special audits of the Enterprise on any aspect of the Enterprise at any time without restriction. The costs incurred for such audits shall constitute an Operating Expense. Such audits shall be provided by the Tribe to all applicable federal and state agencies, as required by law, and may be used by the Manager for reporting purposes under federal and state securities laws, if required.

            4.16.2 BOOKS OF ACCOUNT. The Manager shall maintain full and accurate books of account at an office in the Facility and at such other locations as may be determined by the Manager. Any person designated by the Tribal Council and the Tribal Inspector shall have access to the daily operations of the Enterprise and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records. Such rights may be exercised through an agent, employee, attorney, or independent accountant acting on behalf of the Tribe.

            4.16.3 ACCOUNTING STANDARDS. Manager shall establish and maintain satisfactory accounting systems and procedures, and maintain the books and records reflecting the operations of the Enterprise in accordance with the accounting practices of Manager in conformity with GAAP and shall adopt and follow the fiscal accounting periods utilized by Manager in its normal course of business (i.e., a fiscal month, fiscal quarter and fiscal year). The Facility level generated accounting records reflecting detailed day-to-day transactions of the Facility's operations shall be kept by Manager at the Facility provided that Manager may keep a duplicate set of records off-site. The accounting systems and procedures shall, at a minimum (i) include an adequate system of internal accounting controls; (ii) permit the preparation of financial statements in accordance with GAAP; (iii) be susceptible to audit; and (iv) permit the calculation and payment of the Management Fee and the Tribe's Disbursement described in Section 6.

5. LIENS. The Tribe specifically warrants and represents to the Manager that during the Term the Tribe shall not act in any way whatsoever, either directly or indirectly, to cause any party to become an encumbrancer or lienholder of the Property or the Facility, other than Manager or any lender providing financing for the Enterprise, or to allow any party to obtain any interest in this Agreement without the prior written consent of the Manager, and where applicable, consent from the United States. The Manager specifically warrants and represents to the Tribe that during the Term the Manager shall not act in any way, directly or indirectly, to cause any party to become an encumbrancer or lienholder of the Property or the Facility, or to obtain any interest in this Agreement without the prior written consent of the Tribe, and, where applicable, the United States. The Tribe and the Manager shall keep the Facility and Property free and clear of all enforceable mechanics' and other enforceable liens resulting from the construction of the Facility and all other enforceable liens which may attach to the Facility or the Property, which shall at all times remain the property of the United States in trust for the Tribe. If any such lien is claimed or filed, it shall be the duty of the party responsible for the lien to discharge the lien within thirty (30) days after having been given written notice of such claim, either by payment to the claimant, by the posting of a bond or the payment into the court of the amount necessary to relieve and discharge the Property from such claim, or in any other manner which will result in the discharge of such claim. Notwithstanding the foregoing, purchase money security interests in personal property may be granted with the prior written consent of the Tribe and, when necessary, the BIA, United States Department of Interior and/or the NIGC as appropriate.

6.    DISTRIBUTION OF FUNDS.

      6.1 MINIMUM GUARANTEED MONTHLY PAYMENT. On or before the twentieth (20th) day of each calendar month following the first full calendar month after the Commencement Date, Manager shall pay the Tribe a Minimum Guaranteed Monthly Payment in the amount of Fifty Thousand Dollars ($50,000) (the "Minimum Guaranteed Monthly Payment"), and such payment shall have priority over the retirement of any development and construction costs. Minimum Guaranteed Monthly Payments shall be charged against the Tribe's distribution of Net Revenues and, if there are insufficient Net Revenues in a given month to make the distribution, Manager shall advance the funds necessary to compensate for the deficiency; and shall be reimbursed by the Tribe in the next succeeding month or months as a Recoupment Payment. No Minimum Guaranteed Monthly Payment shall be owed (i) for any portion of a fiscal year accruing after the Tribe has received cumulative distributions of Net Revenues equivalent to twelve (12) times the Minimum Guaranteed Monthly Payment for that fiscal year, or (ii) for any months during which Class III Gaming is suspended or terminated at the Facility pursuant to Section 4; and the obligation shall cease upon termination of this Agreement for any reason.

      6.2 ORDER OF PAYMENT. On or before the twentieth (20th) day after the end of each calendar month of operations during the Term the Manager shall (a) calculate and report to the Tribe the Gross Revenues, Operating Expenses and Net Revenues for such month and the year to date and (b) distribute the Net Revenues after the payment of any Minimum Guaranteed Monthly Payment in the following order of priority to pay the items specified in Sections 6.3, 6.5, 6.6, 6.7 and 6.8.

      6.3 REPAYMENT OF LOAN. Until paid in full, the Manager shall be entitled to an amount sufficient to repay principal and interest due on the Loan. Such amounts shall be charged against the Tribe's share of Net Revenue. The principal and interest amounts due under this Section 6.3 shall be paid in equal monthly payments of principal and interest recalculated on a monthly basis so as to amortize the then outstanding principal amount due under the Loan over the remaining Term.

      6.4. [Intentionally deleted]

      6.5 RECOUPMENT PAYMENTS. Next, until paid in full, the Manager shall be entitled to any Recoupment Payment that may be owed.

      6.6 MANAGEMENT FEE. Next to pay the Manager a management fee in an amount equal to twenty-five percent (25%) of the Net Revenues; provided that if there are insufficient funds in any month to pay the the Management Fee in full, because the Tribe's share of Net Revenues is insufficient to pay the principal and interest due under Section 6.3 (and therefore, the principal and interest is paid from funds that would have otherwise paid the Management Fee), then the shortfall shall be paid to the Manager in the next succeeding month or months as a Recoupment Payment. It is understood that the Manager will pay a royalty fee to Green Acres as provided in the November 18 Agreement.

      6.7 CAPITAL RESERVE FUND. Next to fund the Capital Reserve Fund in accordance with Section 4.14.6.

      6.8 TRIBAL DISBURSEMENTS. Any amount remaining shall be distributed to the Tribe. The Net Revenues paid to the Tribe pursuant to this Section 6 shall be payable to a Tribal bank account specified by the Tribe.

      6.9 OPERATIVE DATES. For purposes of this Section 6, the first year of operations shall begin on the Commencement Date and continue until the first day of the month following the first anniversary of the Commencement Date, and each subsequent year of operations shall be the 12-month period following the end of the previous year. Notwithstanding the foregoing, except as provided in Section 4.5, the Term shall not extend beyond five years (5) after the Commencement Date.

      6.10 ADVANCE PAYMENT. In consideration of the execution and delivery of this Agreement, Manager agrees to make a nonrefundable payment to the Tribe in the amount of Thirty Thousand Dollars upon the execution of this Agreement and upon the same day in each of the next nine (9) calendar months. After the expiration of said nine (9) months, the Manager shall continue to make said monthly payments on the same day in each succeeding month prior to the Effective Date provided that (a) any such continuing payments will be considered part of the Loan to the Tribe repayable solely from the Tribe's share of Net Revenues and other Tribal Assets, and (b) the Tribe may elect by notice to the Manager not to receive such loan proceeds. If the Manager terminates this Agreement in accordance with the provisions of Section 11.4, the Tribe shall have no obligation to repay any loan made in accordance with this Section 6.10 and the Manager shall have no obligation to make any additional monthly payments.

      6.11 YEAR-END ADJUSTMENT. Within thirty (30) days after the receipt of the audit for each fiscal year of the Enterprise, Manager shall determine in consultation with the Tribe the correct amount of the Management Fee for such fiscal year based on twenty-five percent (25%) of the Net Revenues for such year and either remit to the Tribe or deduct from the next distribution to the Tribe the amount of the over or underpayment of the Management Fee.

7.    TRADE NAMES, TRADE MARKS AND SERVICE MARKS.

      7.1 ENTERPRISE NAME. The Enterprise shall be operated under such business name as the parties may agree (the "Enterprise Name").

      7.2 TRADE NAMES, TRADE MARKS AND SERVICE MARKS. Prior to the Commencement Date, the parties shall determine the other trade names, trade marks and service marks to be used by the Enterprise (the "Marks") and from time to time during the term hereof, Manager agrees to erect and install, in accordance with local codes and regulations, all signs Manager deems necessary in, on or about the Facility, including, but not limited to, signs bearing the Marks. The costs of purchasing, leasing, transporting, constructing, maintaining and installing the required signs and systems shall be part of the start-up costs and Operating Expenses, as the case may be.

      7.3 MANAGER'S MARKS. The Tribe agrees to recognize the exclusive right of ownership of Manager or its parents to all of Manager's service marks, trademarks, copyrights, trade names, patents or other similar rights or registrations now or hereafter held or applied for in connection therewith (collectively, the "Manager's Marks"). The Tribe hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto. The Tribe acknowledges that all of Manager's Marks might not be used in connection with the Enterprise, and Manager shall have sole discretion to determine which of Manager's Marks shall be so used. The Tribe covenants that in the event of termination, cancellation or expiration of this Agreement, whether as a result of a default by Manager or otherwise, the Tribe shall not hold itself out as, or continue operation of the Enterprise as a Manager's casino nor will it utilize any of Manager's Marks or any variant thereof in the operation of the Facility. The Tribe agrees that Manager or its parent or their respective representative may, at any time thereafter, enter the Facility and may remove all signs, Furniture, printed material, emblems, slogans or other distinguishing characteristics which are now or hereafter may be connected or identified with Manager or which carry any Manager's Mark. The Tribe shall not use the Manager's or its parent's name, or any variation thereof, directly or indirectly, in connection with (a) a private placement or public sale of security or other comparable means of financing or (b) press releases and other public communications, without the prior written approval of Manager or its parent.

      7.4 LITIGATION INVOLVING MANAGER'S MARKS. The Enterprise and Manager hereby agree that in the event the Enterprise and/or Manager is (are) the subject of any litigation or action brought by anyone seeking to restrain the use, for or with respect to the Enterprise or the Manager of any Manager's Mark used by Manager for or in connection with the Enterprise, any such litigation or action shall be defended entirely at the expense of Manager, notwithstanding that Manager may not be named as a party thereto. In the event the Enterprise desires to bring suit against any user of any Manager's Mark, seeking to restrain such user from using any Manager's Mark, then such suit shall be brought only with the consent of Manager. The cost of such suit shall be an Operating Expense.

8.    TAXES.

      8.1 STATE AND LOCAL TAXES. The parties agree that the State of Michigan and its local governments have no authority to impose any possessory interest, property, or sales tax on any party to this Agreement or upon the Enterprise, and that the parties and the Enterprise shall take all reasonable steps to resist such a tax. The reasonable costs of such action and the compensation of legal counsel shall be an Operating Expense of the Enterprise. Any tax paid and determined lawful by a court of competent jurisdiction shall constitute an Operating Expense of the Enterprise. This Section shall in no manner be construed to imply that any party to this Agreement or the Enterprise is liable for any such tax.

      8.2 TRIBAL TAXES. The Tribe agrees that neither it nor any agent, agency, affiliate or representative of the Tribe will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments of any debt service to Manager or to any lender furnishing financing for the Facility or for the Enterprise, or on the Enterprise, the Facility, Furniture and Equipment, the revenues therefrom or on the Management Fee; provided, however, the Tribe may impose license fees reflecting reasonable out-of-pocket regulatory costs paid by the Tribe. The Tribe further agrees that neither it nor any agent, agency, affiliate or representative will impose any taxes, fees, assessments or other charges of any nature whatsoever on the salaries or benefits, or dividends paid to, any of the Manager's stockholders, officers, directors, or employees, any of the employees of the Enterprise, or any provider of goods, materials, or services to the Enterprise. If, contrary to this Section 8.2, any taxes, fees or assessments are levied by the Tribe, such taxes, fees and assessments shall be paid solely from the Tribe's share of Net Revenues and from Tribal Assets.

9.    GENERAL PROVISIONS.

      9.1 GOVERNING LAW. This Agreement shall be interpreted in accordance with the laws of the State of Delaware it being understood by the parties that this clause in no way constitutes any submission by the Tribe to the jurisdiction of the State of Delaware; and the parties further expressly recognize and agree that except as provided in Section 3.4 this Agreement shall be subject to all Legal Requirements of the Tribe and federal law as well as approval by the Secretary of the Interior where required by 25 U.S.C. ss.81 or by the Chairman of the NIGC where required by IGRA. The arbitration provisions of this Agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.1, ET SEQ.

      9.2 NOTICE. Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate party by Certified Mail Return Receipt requested, addressed as follows:

      If to the Tribe:        Nottawaseppi Huron Band of Potawatomi
                              Tribal Council
                              2221 1/1/2 Mile Road
                              Fulton, Michigan 49052
                              Attn: Tribal Chairperson

      If to Manager:          GTF ENTERTAINMENT LLC
                              c/o GTECH Corporation
                              55 Technology Way
                              East Greenwich, Rhode Island 02817

      With a copy to:         Full House Resorts, Inc.
                              12555 High Bluff Drive
                              Suite 380
                              San Diego, California 92130

      With a copy to:         Green Acres Casino Management Company, Inc.
                              30340 Covey Road
                              Leonidas, Michigan  49066

or to such other different address(es) as the Manager or the Tribe may specify in writing using the notice procedure called for in this Section 9.2. Any such notice shall be deemed given two days following deposit in the United States mail or upon actual delivery, whichever first occurs.

      9.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. The Tribe and Manager represent and warrant to each other that they each have full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

      9.4 RELATIONSHIP. Manager and the Tribe shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

      9.5 [Intentionally deleted]

      9.6 FURTHER ACTIONS. The Tribe and Manager agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

      9.7 DEFENSES. Except for disputes between the Tribe and Manager, the Tribe and Manager shall agree upon the bringing and/or defending and/or settle any claim or legal action brought against the Enterprise, the Manager or the Tribe, individually, jointly or severally in connection with the operation of the Enterprise, including the retention and supervision of legal counsel, accountants and other such professionals. All liabilities, costs, and expenses, including attorneys' fees and disbursements, incurred in defending and/or settling any such claim or legal action which are not covered by insurance shall be an Operating Expense.

      9.8 WAIVERS. No failure or delay by Manager or the Tribe to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other the existing or subsequent breach thereof.

      9.9 CAPTIONS. The captions for each Article and Section are intended for convenience only.

      9.10 INTEREST. Any amount payable to Manager or the Tribe by the other which has not been paid when due shall accrue interest at the same rate as calculated under this Section. Unless otherwise agreed by the parties, such rate shall be a fluctuating rate equivalent to one (1) percent per annum over the highest United States prime rate as published in the Wall Street Journal, adjusted monthly, with the monthly rate established according to the rate published on the third Tuesday of the preceding calendar month.

      9.11 TRAVEL AND OUT-OF-POCKET EXPENSES. Subject to the Budgets, Manager shall be reimbursed for all travel and out-of-pocket expenses of Manager's employees reasonably incurred in the performance of this Agreement. All travel and out-of-pocket expenses of Enterprise employees reasonably incurred in the performance of their duties shall be an Operating Expense.

      9.12 THIRD PARTY BENEFICIARY. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

      9.13 BROKERAGE. Manager and the Tribe represent and warrant to each other that neither has sought the services of a broker, finder or agent in this transaction, and neither has employed, nor authorized, any other person to act in such capacity. Manager and the Tribe each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party.

      9.14 SURVIVAL OF COVENANTS. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

      9.15 ESTOPPEL CERTIFICATE. Manager and the Tribe agree to furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Enterprise as may be reasonably requested.

      9.16 PERIODS OF TIME. Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the applicable laws, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

      9.17 PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against either party regardless of who is responsible for its preparation.

      9.18 SUCCESSORS, ASSIGNS AND SUBCONTRACTING. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns. The Tribe's consent shall not be required for Manager to assign or subcontract any of its rights interests or obligations as Manager hereunder to any parent, subsidiary or affiliate of Manager, or its successor corporation, provided that any such assignee or subcontractor agrees to be bound by the terms and conditions of this Agreement. The Manager may collaterally assign its interest in the Net Revenues to a Financial Institution in connection with the Loan. The acquisition of Manager or its parent company by a party other than the parent, subsidiary, or affiliate of Manager, or its successor corporation, shall not constitute an assignment of this Agreement by Manager and this Agreement shall remain in full force and effect between the Tribe and Manager, subject only to NIGC completion of its background investigation of the purchaser. Other than as stated above, this Agreement may not be assigned or subcontracted by the Manager, without the approval by the Tribe, and the Chairman of the NIGC or his authorized representative after a complete background investigation of the proposed assignee. The Tribe shall, without the consent of the Manager but subject to approval by the Secretary of the Interior or the Chairman of the NIGC or his authorized representative, have the right to assign this Agreement and the assets of the Enterprise to an instrumentality of the Tribe or to a corporation wholly owned by the Tribe organized to conduct the business of the Enterprise for the Tribe that assumes all obligations herein. Any assignment by the Tribe shall not prejudice the rights of the Manager under this Agreement. No assignment authorized hereunder shall be effective until all necessary government approvals have been obtained.

      9.19 TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

      9.20 CONFIDENTIAL AND PROPRIETARY INFORMATION.

            9.20.1 CONFIDENTIAL INFORMATION. Both parties agree that any information received concerning the other party during the performance of this Agreement, regarding the parties' organization, financial matters, marketing plans, or other information of a proprietary nature, will be treated by both parties in full confidence and except as required to allow Manager and the Tribe to perform their respective covenants and obligations hereunder, will not be revealed to any other persons, firms or organizations except in the course of legal proceedings including arbitration as permitted by the court, arbitrator or arbitration panel. The reasonable costs of resisting such legal action shall be an Operating Expense. This provision shall survive the termination of this Agreement for a period of two (2) years.

            9.20.2 PROPRIETARY INFORMATION OF MANAGER. The Tribe agrees that Manager has the sole and exclusive right, title and ownership to (i) certain proprietary information, techniques and methods of operating gaming businesses;
(ii) certain proprietary information, techniques and methods of designing games used in gaming businesses; (iii) certain proprietary information, techniques and methods of training employees in the gaming business; and (iv) certain proprietary business plans, projections and marketing, advertising and promotion plans, strategies, and systems, all of which have been developed and/or acquired over many years through the expenditure of time, money and effort and which Manager and its affiliates maintain as confidential and as a trade secret(s) (collectively, the "Confidential and Proprietary Information").

      The Tribe further agrees to maintain the confidentiality of such Confidential and Proprietary Information, and upon the termination of this Agreement, return same to Manager, including but not limited to, documents, notes, memoranda, lists, computer programs and any summaries of such Confidential and Proprietary Information.

      9.21 EMPLOYMENT SOLICITATION RESTRICTION UPON TERMINATION. The Tribe and the Tribal Council hereby agree not to solicit the employment of Manager's employees at any time during the Term of this Agreement without Manager's prior written approval. Furthermore, the Tribe and the Tribal Council agree not to employ such personnel for a period of twelve (12) months after the termination or expiration of this Agreement, without Manager's prior written approval.

      9.22 PATRON DISPUTE RESOLUTION. Manager shall submit all patron disputes concerning play to the Gaming Commission pursuant to the Tribal Gaming Ordinance, and the regulations promulgated thereunder.

      9.23 CLAIMS INVOLVING AUTHORITY, ETC.. Manager and the Tribe each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity claiming that the indemnifying party has no authority, power or right to enter into this Agreement.

      9.24 CLAIMS BROUGHT BY GREEN ACRES CASINO MANAGEMENT COMPANY, INC. The Manager hereby agrees to indemnify and hold harmless the Tribe and/or the Enterprise from and against any and all claims, loss, liability damages or expenses (including reasonable attorneys' fees) suffered or incurred by any action brought by Green Acres , Basil Green, Dorothy Green or any other shareholder, director or officer of Green Acres.

      9.25 RELEASE BY MANAGER, ETC. The Manager, FHR, and Green Acres each hereby releases the Tribe from any obligations, claims, expenses, costs and damages that the Manager, FHR and/or Green Acres may have as of the date of this Agreement.

      9.26 RELEASE BY TRIBE, ETC. The Tribe releases the Manager, FHR and Green Acres from any obligations, claims, expenses, costs and damages that the Tribe may have as of the date of this Agreement.

      9.27 MODIFICATION. Any change to or modification of this Agreement must be in writing signed by both parties hereto and shall be effective only upon approval by the Chairman of the NIGC, the date of signature of the parties notwithstanding.

10.   WARRANTIES

      10.1 WARRANTIES. The Manager and the Tribe each warrant and represent that they shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled or terminated, except pursuant to
Section 11. The Manager and the Tribe warrant and represent that they shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times.

      10.2 INTERFERENCE IN TRIBAL AFFAIRS. The Manager agrees not to interfere in or attempt to influence the internal affairs or governmental decisions of the Tribal government by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of the Manager that only affect the activities of the Enterprise. For the purposes of this Section 10.2, if any such undue interference in Tribal affairs is alleged by the Tribe in writing and the NIGC finds that the Manager has unduly interfered with the internal affairs of the Tribal government and has not taken sufficient action to cure and prevent such interference, that finding of interference shall be grounds for termination of the Agreement by either the Tribe or the NIGC. The Manager shall be entitled to immediate notice by the Tribe of any complaint to the NIGC.

      10.3 PROHIBITION OF PAYMENTS TO MEMBERS OF TRIBAL GOVERNMENT. Manager represents and warrants that no payments have been or will be made to any member of the Tribal government, any Tribal official, any relative of a member of Tribal government or Tribal official, or any Tribal government employee for the purpose of obtaining any special privilege, gain, advantage or consideration.

      10.4 DEFINITIONS. As used in this Section 10, the term "member of the Tribal government" means any member of the Tribal Council, the Gaming Agency or any independent board or body created to oversee any aspect of Gaming and any Tribal court official; the term "relative" means an individual residing in the same household who is related as a spouse, father, mother, son or daughter.

11.   GROUNDS FOR TERMINATION

      11.1 VOLUNTARY TERMINATION. This Agreement may be terminated upon the mutual written consent and approval of the parties.

      11.2 TERMINATION PRIOR TO EFFECTIVE DATE FOR CAUSE.

            11.2.1 Either party may terminate this Agreement if the other party commits or allows to be committed any material breach of this Agreement. A material breach of this Agreement means a failure of either party to perform any material duty or obligation on its part for thirty (30) consecutive days after receiving written notice of breach from the other party. Neither party may terminate this Agreement on grounds of material breach unless it has provided written notice to the other party of its intention to terminate this Agreement and within thirty (30) days following receipt of such notice the defaulting party fails (a) to cure the default or (b) to commence curing the default and thereafter diligently to proceed to cure the default. The discontinuance or correction of a material breach shall constitute a cure thereof.

            11.2.2 The Tribe may also terminate this Agreement where the Manager has had its license withdrawn because the Manager, or a director or officer of the Manager, has been convicted of a criminal felony or misdemeanor offense directly related to the performance of the Manager's duties hereunder; provided, however the Tribe may not terminate this Agreement based on a director or officer's conviction where the Manager terminates such individual within ten
(10) days after receiving notice of the conviction.

            11.2.3 An election to pursue damages or to pursue specific performance of this Agreement or other equitable remedies while this Agreement remains in effect shall not preclude the injured party from providing notice of termination pursuant to this Section 11.2.

      11.3 INVOLUNTARY TERMINATION DUE TO CHANGES IN LEGAL REQUIREMENTS. It is the understanding and intention of the parties that the establishment and operation of the Enterprise conforms to and complies with all Legal Requirements. If during the term of this Agreement, a final judgment of a court of competent jurisdiction determines Class III Gaming at the Enterprise is unlawful, and all appeals from such judgment have been exhausted, the obligations of the parties hereto shall cease and this Agreement shall be of no further force and effect except as to (a) accrued liabilities, (b) to the provisions of Section 12.2 and Section 17 and (c) to Manager's rights under the Loan Documents; provided that (i) the Manager and the Tribe shall retain all money previously paid to them pursuant to Section 6 of this Agreement; (ii) funds of the Enterprise in any account shall be paid and distributed as provided in Section 6 of this Agreement; (iii) any money loaned by or guaranteed by the Manager or its affiliates to the Tribe shall be repaid to the Manager; and (iv) the Tribe shall retain its interest in the title (and any lease) to all Enterprise fixtures, supplies and equipment, subject to any requirements of financing arrangements.

      11.4 TERMINATION WITHOUT CAUSE.

            11.4.1 TRIBE'S RIGHT TO TERMINATE. Prior to the Effective Date, the Tribe may terminate this Agreement without cause at any time after five years from the date of receiving the last payment as specified in Section 6.10 of this Agreement. If the Tribe shall violate this Section by terminating the Agreement prior to the expiration of such five year period, Manager hereby waives all its rights to dispute resolution under Section 17 of this Agreement. In lieu of all other remedies, Manager shall be entitled to recover 2% of gross revenues (but not to exceed $5,000,000) derived -- during the five year period following the date on which the Tribe terminates this Agreement -- from tribal Class III gaming.

            11.4.2 MANAGER'S RIGHT TO TERMINATE. Prior to the Effective Date and after ten months from the date execution of the Agreement, the Manager may terminate this Agreement without cause at any time upon sixty days prior notice to the Tribe.

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

      11.5 CONSEQUENCES OF MANAGER'S BREACH. In the event of the termination of this Agreement by the Tribe for cause under Section 11.2, or without cause under
Section 11.4 the Manager shall not, prospectively from the date of termination, have the right to its Management Fee from the Enterprise, but such termination shall not affect the Manager's rights under Section 12, the Loan Documents or any other agreements entered pursuant hereto.

      11.6 CONSEQUENCES OF TRIBE'S BREACH. In the event of termination of this Agreement by the Manager for cause under Section 11.2 or without cause under
Section 11.4, the Manager shall not be required to perform any further services under this Agreement and the Tribe shall indemnify and hold the Manager harmless against all liabilities of any nature whatsoever relating to the Enterprise arising after the date of termination, but only insofar as these liabilities result from acts within the control of the Tribe or its agents.

      11.7 NOTICE PROVISION. The Tribe will give the Manager notice of any alleged violation of the Tribal Gaming Ordinance and thirty (30) days opportunity to cure before the Gaming Agency may take any action based on such alleged violation.

12. CONCLUSION OF THE MANAGEMENT TERM. Upon the conclusion of the Term, or the termination of this Agreement under other of its provisions, in addition to other rights under this Agreement, the Manager shall have the following rights:

      12.1 TRANSITION. If termination occurs at any time other than upon the conclusion of its Term, Manager shall be entitled to a reasonable period of not less than thirty (30) days to transition management of the Enterprise to the Tribe or its designee during which period the Manager shall be entitled to pay an amount equal to its Management Fee as if the termination had not occurred.

      12.2 UNDISTRIBUTED NET REVENUES. If the Enterprise has Net Revenues (Accrued) (irrespective of whether such Net Revenues (Accrued) are known or unknown upon the expiration of the Term or the sooner termination of this Agreement) which have not been distributed under Section 6 of this Agreement, the Manager shall receive at such time as such Net Revenues can be distributed that portion of such Net Revenues that it would have received had such Net Revenues been distributed during the Term. Any funds in the Reserve Funds, other than the Capital Reserve Fund, shall be deemed to be Net Revenues to the extent that the depositing of such funds into the Reserve Funds was treated as an Operating Expense. The Capital Reserve Fund shall be distributed to the Tribe.

      12.3 RIGHTS UNDER IGRA. The Manager shall have the rights to continue as Manager as set forth in Section 2710(d)(2)(D)(iii) of IGRA.

13.   CONSENTS AND APPROVALS

      13.1 TRIBE. Where approval or consent or other action of the Tribe is required, such approval shall mean the written approval of the Tribal Council evidenced by a resolution thereof, certified by a tribal official as having been duly adopted, or, if provided by resolution of the Tribal Council, the approval of the Gaming Agency, or such other person or entity designated by resolution of the Tribal Council. Any such approval, consent or action shall not be unreasonably withheld or delayed; provided the foregoing does not apply where a specific provision of this Agreement allows the Tribe an absolute right to deny approval or consent or withhold action.

      13.2 MANAGER. Where approval or consent or other action of the Manager is required, such approval shall mean the written approval of the Managing Officer. Any such approval, consent or other action shall not be unreasonably withheld or delayed.

14.   DISCLOSURES

      14.1 SHAREHOLDERS AND DIRECTORS. Manager will disclose to the Tribe and the NIGC on the date that this Agreement is submitted to the NIGC, the names of and other information on its affiliates, shareholders, directors and officers as required by 25 CFR 533.3.

      14.2 WARRANTIES. The Manager further warrants and represents as follows:
(i) no person or entity has any beneficial ownership interest in the Manager other than as shall be identified pursuant to Section 14.1; (ii) no officer, director or owner of five percent (5%) or more of the stock of the Manager has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime; and (iii) no person or entity disclosed pursuant to Section 14.1 of this Agreement, including any officers and directors of the Manager, has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime.

      14.3 CRIMINAL AND CREDIT INVESTIGATION. The Manager agrees that all of its shareholders, directors and officers (whether or not involved in the Enterprise), shall:

            (a) consent to background investigations to be conducted by the Tribe, the State of Michigan, the Federal Bureau of Investigation (the "FBI") or any other law enforcement authority to the extent required by the IGRA or any Compact.
            (b) be subject to licensing requirements in accordance with Tribal law and this Agreement,
            (c) consent to a background, criminal and credit investigation to be conducted by or for the NIGC, if required,
            (d) consent to a financial and credit investigation to be conducted by a credit reporting or investigation agency at the request of the Tribe,
            (e) cooperate fully with such investigations, and
            (f) disclose any information requested by the Tribe which would facilitate the background and financial investigation.

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

Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of the Manager or an employee of the Tribe shall result in the immediate dismissal of such employee. The results of any such investigation may be disclosed by the Tribe to federal officials as required by law.

      14.4 DISCLOSURE AMENDMENTS. The Manager agrees that whenever there is any material change in the information disclosed pursuant to this Section 14, it shall notify the Tribe of such change no later than thirty (30) days following the change or within ten days after it becomes aware of such change, whichever is later. The Tribe shall, in turn, provide the NIGC copies of any such notifications. All of the warranties and agreements contained in this Section 14 shall apply to any person or entity who would be disclosed pursuant to this
Section 14 as a result of such changes.

      14.5 BREACH OF MANAGER WARRANTIES AND AGREEMENTS. The material breach of any warranty or agreement of the Manager contained in this Section 14 shall be grounds for immediate termination of this Agreement; provided that (a) if a breach of the warranty contained in clause (ii) of Section 14.2 is discovered, and such breach was not disclosed by any background check conducted by the FBI as part of the NIGC or other federal approval of this Agreement, or was discovered by the FBI investigation but all officers and directors of the Manager sign sworn affidavits that they had no knowledge of such breach, then the Manager shall have thirty (30) days after notice from the Tribe to terminate the interest of the offending person or entity and, if such termination takes place, this Agreement shall remain in full force and effect; and (b) if a breach relates to a failure to update changes in financial position or additional gaming related activities, then the Manager shall have thirty (30) days after notice from the Tribe to cure such default prior to termination.

15. RECORDATION. If applicable, at the option of Manager or the Tribe, any security agreement related to the Loan Agreement may be recorded in any public records. Where such recordation is desired in any relevant recording office maintained by the Tribe, and/or in the public records of the BIA, the Tribe will accomplish such recordation upon the request of the Manager. Manager shall promptly reimburse the Tribe for all expense, including attorney fees, incurred as a result of such request. No such recordation shall waive the Tribe's sovereign immunity.

16. NO PRESENT LIEN, LEASE OR JOINT VENTURE. The parties agree and expressly warrant that neither the Management Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Facility or the Property, nor any proprietary interest in the Enterprise itself. The parties further agree and acknowledge that it is not their intent, and that this Agreement shall not be construed, to create a joint venture between the Tribe and the Manager; rather, the Manager shall be deemed to be an independent contractor for all purposes hereunder.

17. ARBITRATION. Either party may submit any dispute arising under the terms of this Agreement, the Loan Documents and any other document executed in conjunction with this Agreement to arbitration under this Section, including without limitation a claim that a party has

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

breached this Agreement and the Agreement should be terminated. Arbitration shall be the exclusive means of dispute resolution between the parties and shall take place under the procedure set forth in this Section 17. The arbitrators shall have the right to grant injunctive relief and specific performance.

      17.1 Unless the parties agree upon the appointment of a single arbitrator, a panel of arbitrators consisting of three (3) members shall be appointed. One
(1) member shall be appointed by the Tribe and one (1) member shall be appointed by the Manager within ten (10) working days' time following the giving of notice submitting a dispute to arbitration. The third member shall be selected by agreement of the other two (2) members. In the event the two (2) members cannot agree upon the third arbitrator within fifteen (15) working days' time, then the third arbitrator shall be chosen by the Chief Judge of the United States District Court for the Western District of Michigan. If for any reason the Chief Judge refuses to choose the third arbitrator, the Dean of the Law School at the University of Michigan shall make the selection.

      17.2 Expenses of arbitration shall be shared equally by the parties unless the arbitrator or arbitration panel determines that the expenses should be paid by the non prevailing party under standards similar to those in Rule 11 of the Federal Rules of Civil Procedure. Meetings of the arbitrators may be in person or, in appropriate circumstances, by telephone. All decisions of any arbitration panel shall be by majority vote of the panel, shall be in writing, and, together with any dissenting opinions, shall be delivered to both parties.

      17.3 The arbitrator or arbitration panel shall have power to administer oaths to witnesses, to take evidence under oath, and, by majority vote, to issue subpoenas to compel the attendance of members of the Tribe or employees of the Manager for the production of books, records, documents and other relevant evidence by either party. The Tribe and the Manager agree to comply with such subpoenas.

      17.4 The arbitrator or arbitration panel shall hold hearings in the proceeding before it and shall give reasonable advance notice to the Tribe and the Manager by registered mail not less than five (5) days before any hearing. Unless otherwise agreed by the Tribe and the Manager, all hearings shall be held at the Tribal Offices on the Huron Band of Potawatomi Reservation. Appearance at a hearing waives such notice. The arbitrator or arbitration panel may hear and determine the controversy only upon evidence produced before it and may determine the controversy notwithstanding the failure of either the Tribe or the Manager duly notified to appear. The Tribe and the Manager are each entitled to be heard at all hearings, to present evidence material to the matter subject to arbitration, to cross-examine witnesses appearing at the hearing, and to be represented by counsel at its own expense.

      17.5 If the matter being submitted to arbitration involves a notice to terminate the Agreement for material breach, the party seeking termination may apply to the arbitrator or arbitration panel for an order suspending performance of the Agreement during the pendency of arbitration, and the arbitrator or arbitration panel shall properly hear and decide that application.

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

      17.6 The decision of the arbitrator or arbitration panel shall be presumed to be valid, shall be enforceable in full in any court of competent jurisdiction and may be vacated or modified only by the United States District Court for the Western District of Michigan on one of the following grounds; (a) the decision is not supported by substantial evidence; (b) the decision was procured by corruption, fraud or undue means; (c) there was evident partiality or corruption by the arbitrator, arbitration panel or any member; (d) the arbitrator, arbitration panel or any member was guilty of misconduct in refusing to hear the question, or in refusing to hear evidence pertinent and material to the question, or any other clear misbehavior by which the rights of either party have been substantially prejudiced; (e) the arbitrator or arbitration panel or any member exceeded its authority under the terms of this Agreement; or (f) the arbitrator or arbitration panel's decision is contrary to law.

      17.7 The Tribe waives its sovereign immunity only to the extent of allowing arbitration and judicial review and enforcement under the procedures set forth in this Section. This Agreement does not constitute and shall not be construed as a waiver of sovereign immunity by the Tribe except to permit arbitration and judicial review and enforcement under the procedures set forth in this Section.

      17.8 Notwithstanding this or any other provision, the only tribal income, assets and property which shall be subject to any claim or award under this Agreement are (a) any undistributed or future income, revenues or proceeds from the Enterprise and/or Facility, including without limitation such revenues arising or generated after the termination of this Agreement, and (b) Tribal gaming and related revenues from the Property and/or Facility arising or generated after the date that the matter in dispute is referred to arbitration.

      17.9 This Section 17 shall survive the termination of this Agreement.

18. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, written or oral, between the parties, including without limitation, the agreements referred to in Section 1.1, provided that during the Term the Manager shall have a right of first refusal to manage any Class II gaming operation of the Tribe if the Tribe elects to engage a management company for such operation, which right may be exercised by serving written notice upon the Tribe within thirty (30) days after the Tribe notifies the Manager in writing of the terms and conditions pursuant to which the Tribe intends to engage another management company for a Class II gaming operation.

19. GOVERNMENT SAVINGS CLAUSE. Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, BIA, the NIGC, the Office of the Field Solicitor, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Tribe or the Manager under this Agreement or any other agreement or document related hereto.

20. EXECUTION. This Agreement is being executed in four counterparts, two to be retained by each party. Each of the four originals is equally valid. This Agreement shall be binding upon both parties when properly executed and approved by the Chairman of the NIGC.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              NOTTAWASEPPI HURON BAND OF
                              POTAWATOMI

                              By: /s/ SHIRLEY ENGLISH
                                  ------------------------------------

                              Name: Shirley English
                                    ----------------------------------

                              Title: Tribal Chairperson
                                     ---------------------------------

                              Dated: 11-29-96
                                     ---------------------------------


                              GAMING ENTERTAINMENT (MICHIGAN), LLC


                              By: /s/ ROBERT L. KELLEY
                                  ------------------------------------
                                      Robert L. Kelley

                              By: /s/ JOHN TAYLOR
                                  ------------------------------------
                                      John Taylor, Member of
                                        Management Committee

                              Name: /s/ JOHN E. TAYLOR JR.
                                    ----------------------------------

                              Title:----------------------------------


                              Dated: 12/2/96
                                     ---------------------------------

                              Approved pursuant to 25 U.S.C.ss.2711 and Approved pursuant to 25 U.S.C.ss.81

                              NATIONAL INDIAN GAMING COMMISSION


                              By:---------------------------------


                              Name:-------------------------------


                              Title:   Chairman
                                    ------------------------------


                              Dated:------------------------------



      Green Acres Casino Management Company, Inc. and Full House Resorts, Inc. join in this agreement solely for the purpose of consenting to the provisions of Section 9.25 in consideration of the release granted by the Tribe under Section 9.26.

                                    GREEN ACRES CASINO MANAGEMENT
                                    COMPANY, INC.


                                    By: /s/ DOROTHY GREEN
                                        ----------------------------------
                                        Name: Dorothy Green
                                        Title: President
                                        Dated: November


                                    FULL HOUSE RESORTS, INC.


                                    By: /s/ ROBERT L. KELLEY
                                        ----------------------------------
                                        Name: Robert L. Kelley
                                        Title: President
                                        Dated: November 30, 1996